Pages - 43
                                         Exhibit Index - Page 26

As filed with the Securities and Exchange Commission on October ___, 1995

                                    Registration No. 33-________

              SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                           Form S-3
                    REGISTRATION STATEMENT
                             Under
                  The Securities Act of 1933

                  JEFFERSON-PILOT CORPORATION
    (Exact name of Registrant as specified in its charter)

North Carolina                    56-0896180
            (State of Incorporation)  (I.R.S. Employer Identification  No.)

   100 North Greene Street, Greensboro, North Carolina 27401
                        (910) 691-3000
            (Address of principal executive office)

Robert A. Reed, Vice President, Secretary and Associate General Counsel
   100 North Greene Street, Greensboro, North Carolina 27401
                        (910) 691-3375
                      Fax# (910)691-3258
   (Name, address and telephone number of agent for service)

                           Copy to :
                       Robert S. Risoleo
                      Sullivan & Cromwell
                       125 Broad Street
                   New York, New York 10004
                         212-558-3570
                      FAX# (212) 558-3588
                         ______________

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement, as determined in light of market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / x /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                         ______________


                CALCULATION OF REGISTRATION FEE


Title of each               Amount to be  Proposed   Proposed       Amount of
class of                    registered  maximum      maximum       registration
Securities to                       offering price  aggregate      fee
be registered                           per unit     offering
                                                     price(1)

Debt Securities  $300,000,000    100%         $300,000,000     $103,448.20
Warrants

(1)       Estimated solely for the purpose of calculating the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
         SUBJECT TO COMPLETION, DATED ________, 1995

                  JEFFERSON-PILOT CORPORATION

                        Debt Securities

Jefferson-Pilot Corporation (the "Company") may from time to time offer, together or separately, its (i) debt securities (the "Debt Securities") which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities") and
(ii) warrants to purchase securities of the Company as shall be designated by the Company at the time of the offering (the "Warrants") in amounts, at prices and on terms to be determined at the time of offering. The Debt Securities and Warrants are collectively called the "Securities."
The Securities offered pursuant to this Prospectus may be issued in one or more series or issuances and will be limited to $300,000,000 aggregate public offering price (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign currencies, currency units or composite currencies as shall be designated by the Company). Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"), including, where applicable, in the case of Debt Securities, the specific title, aggregate principal amount, the denomination, whether such Debt Securities are secured or unsecured obligations, maturity, premium, if any, the interest rate (which may be fixed, floating or adjustable), the time and method of calculating payment of interest, if any, the place or places where principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, the currency in which principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, any terms of redemption at the option of the Company or the holder, any sinking fund provisions, terms for any exchange into other securities, the initial public offering price and other special terms and, in the case of Warrants, the duration, the purchase price, the exercise price and detachability of such Warrants. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities.
Unless otherwise specified in a Prospectus Supplement, the Senior Debt Securities, when issued, will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities, when issued, will be subordinated in right of payment to all Senior Debt of the Company.

     The Prospectus Supplement will contain information concerning certain U.S. federal income tax considerations, if applicable to the Securities offered.
                         ______________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECU-
 RITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
 PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
   REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                         ______________
The Securities will be sold directly, through agents, underwriters or dealers as designed from time to time, or through a combination of such methods. If agents of the Company or any dealers or underwriters are involved in the sale of the Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters and any applicable commissions or discounts are set forth in or may be calculated from the Prospectus Supplement with respect to such Securities.
                         ______________

        The date of this Prospectus is            , 1995
No dealer, salesman or other person is authorized to give any information or to make any representations not contained in this Prospectus or any Prospectus Supplement, and, if given or made, any information or representations not contained in this Prospectus or any Prospectus Supplement must not be relied upon as having been authorized by the Company or any underwriter or agent. This Prospectus or any Prospectus Supplement does not constitute an offer to sell, or a solicitation of an offer to buy, any Debt Securities by the Company or any underwriter or agent in any jurisdiction in which it is unlawful for the Corporation or such underwriter or agent to make such an offer or solicitation. The delivery of this Prospectus or any Prospectus Supplement at any time does not imply that the information herein or therein, or in any document incorporated by reference herein or therein, is correct as of any time subsequent to the date hereof or thereof.



                     AVAILABLE INFORMATION

     Jefferson-Pilot Corporation (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ((the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Northwestern Atrium Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 N.W., Judiciary Plaza, Washington, D.C. 20549. The Common Stock of the Company is listed on, and reports, proxy and information statements and other information concerning the Company can be inspected at the offices of, the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company reference is made to the Registration Statement. The Registration Statement may be inspected by anyone without charge at the principal office of the Commission in Washington, D.C. and copies of all or part of it may be obtained from the Commission upon payment of the prescribed fees.

        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Annual Report on Form 10-K for the fiscal year ended December 31, 1994, the Quarterly Reports on Form 10-Q for the periods ended March 31, 1995 and June 30, 1995 and the Current Reports on Form 8-K dated for May 31, 1995 and for October 6, 1995, which have been filed by the Company with the Commission, are incorporated herein by reference.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated by reference herein, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to: Jefferson-Pilot Corporation, 100 North Greene Street, Greensboro, North Carolina 27401, Attention: Robert A. Reed, (910) 691-3375.


                  Jefferson-Pilot Corporation

     Jefferson-Pilot Corporation (the "Company"), through its insurance subsidiaries, is primarily engaged in the business of writing life insurance, annuities and accident and health insurance through a broad range of individual and group distribution channels. Other subsidiaries own and
operate radio and television stations and produce sports programming.   The
principal subsidiaries of the Company are Jefferson-Pilot Life Insurance Company ("JP Life"), Alexander Hamilton Life Insurance Company of America ("Alexander Hamilton"), and Jefferson-Pilot Communications Company ("JP Communications"). Except where the context otherwise requires, the "Company" also refers to the consolidated group of Jefferson-Pilot Corporation and its subsidiaries. The Company, headquartered in Greensboro, North Carolina, was incorporated in North Carolina in 1968. The principal executive offices are located at 100 North Greene Street, Greensboro, North Carolina 27401 (telephone 910/691-3691).

     A.M. Best Company, Inc. ("A.M. Best"), an independent insurance industry rating organization, currently rates JP Life "A++ (Superior)," the highest rating available from A.M. Best, and rates Alexander Hamilton "A+ (Superior)," its second highest rating. Standard & Poor's Corporation ("S&P") rates JP Life's claims-paying ability "AAA (Superior)," the highest rating available from S&P. Following its acquisition by the Company as described below, S&P upgraded Alexander Hamilton's claims-paying rating to "AAA (Superior)." These ratings are based on factors of relevance primarily to policyholders and are not directed to the protection of investors and do not apply to the Securities offered hereby.

Recent Acquisitions

     The Company has experienced substantial growth in 1995 through two significant acquisitions as well as internal business development. On May 31, 1995, JP Life acquired most of the life insurance and annuity liabilities (approximately $1.1 billion) and related assets of Kentucky Central Life Insurance Company through an assumption reinsurance transaction. On October 6, 1995, the Company acquired Alexander Hamilton, with assets of approximately $8.1 billion (including a $2.1 billion coinsurance receivable), for a total consideration of approximately $575 million, consisting of $525 million in cash and $50 million in Alexander Hamilton (the merger survivor's) preferred stock. After giving effect to the recent acquisitions, the Company would have had pro forma revenues for the year ended December 31, 1994 of approximately $___ billion, and, as of June 30, 1995, pro forma assets and shareholders' equity of approximately $___ billion and $____ billion, respectively. The Company will continue to seek to redeploy capital from portfolio to operating investments and may make additional acquisitions in the future.

Description of Business Segments

     The Company's principal business segments are life insurance (individual and group) and communications. In 1994, the life insurance business and the communications business contributed approximately 84% and 11%, respectively, of the Company's operating income.

     Individual Insurance

     Individual insurance products are offered by JP Life through a career agency force of almost 1,800 managers and agents, an independent marketing force encompassing approximately 11,000 licensed personal producing general agents and independent marketing organizations and a home service network of 65 agents and managers. JP Life has experienced significant individual life insurance sales growth, primarily due to the expansion of its independent marketing system which has attracted over 10,000 agents since the beginning of 1993. Annuity products are sold through these distribution systems as well as financial institutions.

     Alexander Hamilton primarily sells universal life insurance products through personal producing general agents and independent marketing organizations and annuities through financial institutions. While JP Life's sales have been concentrated in the Southeastern United States, Alexander Hamilton's sales have been concentrated in the Midwest and West.

     Group Insurance

     Group insurance products are sold through independent insurance brokers primarily to small to medium-sized employers for the benefit of their employees and their dependents. Group coverages sold include health insurance funded on conventionally-insured and self-insured bases, life insurance, disability income insurance and dental insurance. The Company believes that its group products are competitively priced, but in marketing group products places emphasis on high service levels, particularly in the area of claims processing. The Company has also recently begun to sell annuities to the 401(k) retirement market. JP Life's group insurance activities are concentrated in the Southeastern United States, with a particular focus on North Carolina, where management believes that it is one of the largest commercial group insurers.

     Communications

     JP Communications owns and operates three VHF television stations and 14 radio stations and produces and syndicates sports-oriented television programming. JP Communications' television stations are all network-affiliated, and are located in Charlotte, North Carolina (CBS); Richmond, Virginia (NBC); and Charleston, South Carolina (CBS). The radio stations are clustered in five markets: Miami, Atlanta, San Diego, Denver and Charlotte. JP Communications' production and syndication operations primarily are based on contracts with two major college sports organizations, the Atlantic Coast Conference and the Southeastern Conference, that provide JP Communications the right to televise certain college basketball and football games.

     Management believes that the operations of JP Communications, particularly in televised sports activities, provide substantial marketing benefits to the Company's insurance operations because of the positive image and name-recognition generated by such activities.

Investment Strategy

The Company manages its invested assets utilizing strategies designed to maintain high investment quality, investment diversification, and well-matched overall asset and liability duration. The Company invests cash flows from operations primarily in fixed-income securities, including publicly-issued bonds, privately-placed bonds and commercial mortgage loans.

     Within its fixed-income accounts, the Company maintains relatively large holdings of collateralized mortgage obligations, focusing on actively-traded, less-volatile issues that produce relatively stable cash flows. The Company believes that its investment strategies produce competitive overall investment yields and below-average levels of impaired investments relative to the life insurance and annuity industries as a whole.

               RATIO OF EARNINGS TO FIXED CHARGES

     The following table presents the Company's ratio of earnings to fixed charges for the five years ended December 31, 1994 and the six months ended
June 30, 1994 and 1995.


                              Six Months
                                Ended                        Year Ended
                              June 30,                        December 31,
                          1995       1994       1994        1993        1992        1991      1990

Ratio of Earnings to
  fixed charges(a)        12.8       26.3       20.2        674.8        n/a         n/a        n/a

(a)  The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges.
     For this purpose, "earnings" includes pretax income from continuing operations plus certain fixed charges.  "Fixed charges" includes interest, whether expensed or capitalized, amortization of debt expense and the portion of rental expense which is representative of the interest factor in these rentals.

                       USE OF PROCEEDS

 The net proceeds from the sale of the Securities will be used for general corporate purposes, including repayment of a portion of the borrowings under a bank credit agreement dated October 5,1995. The borrowings were incurred to finance a portion of the purchase price for the acquisition of Alexander Hamilton. Borrowings under the credit agreement bear interest based on the borrower's choice from time to time of a LIBOR-based rate, a base (prime) rate or a competitive bid rate.


                 DESCRIPTION OF DEBT SECURITIES

     The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may not apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

     The Senior Debt Securities are to be issued under an Indenture to be dated as of _______, 1995 (the "Senior Indenture"), between the Company and ________________________, as trustee. The Subordinated Debt Securities are to be issued under a separate Indenture to be dated as of _______, 1995 (the "Subordinated Indenture"), also between the Company and ______________________, as trustee. The Senior Indenture and the Subordinated Indenture are sometimes referred to collectively as the "Indentures." Copies of the Senior Indenture and the Subordinated Indenture have been filed as exhibits to the Registration Statement. ______________________ is hereinafter referred to as the "Trustee." The following summaries of certain provisions of the Senior Debt Securities, the Subordinated Debt Securities and the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indentures applicable to a particular series of Debt Securities, including the definitions therein of certain terms. Wherever particular Sections, Articles or defined terms of the Indentures are referred to, it is intended that such Sections, Articles or defined terms shall be incorporated herein by reference. Article and Section references used herein are references to the applicable Indenture. Capitalized terms not otherwise defined herein shall have the meaning given in the Indentures.

General

     The Indentures will provide that Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. The Company may specify a maximum aggregate principal amount for the Securities of any series. (Section 301) The Securities are to have such terms and provisions which are not inconsistent with the Indentures, including as to maturity, principal and interest, as the Company may determine.

     Unless otherwise specified in the Prospectus Supplement, the Senior Debt Securities when issued will be unsecured and unsubordinated obligations of the Company and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities when issued will be subordinated in right of payment to the prior payment in full of all Senior Debt (as defined) of the Company, as described under "Subordination of Subordinated Debt Securities" and in the Prospectus Supplement applicable to an offering of Subordinated Debt Securities.

     The applicable Prospectus Supplement will set forth the price or prices at which the Securities to be offered will be issued and will describe the following terms of such Securities: (1) the title of such Securities; (2) any limit on the aggregate principal amount of such Securities or the series of which they are a part; (3) the date or dates on which the principal of any of such Securities will be payable; (4)the rate or rates per annum (which may be fixed, floating or adjustable) at which any of such Securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Date for any such interest payable on any Interest Payment Date; (5) the place or places where the principal of and any premium and interest on any of such Securities will be payable; (6) whether the Offered Debt Securities will be secured; (7) the period or periods within which, the price or prices at which and the terms and conditions on which any of such Securities may be redeemed, in whole or in part, at the option of the Company;
 (8) the obligation, if any, of the Company to redeem or purchase any of such Securities pursuant to any sinking fund or analogous provision or at the option of the Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such Securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation; (9) if applicable, the terms of any right to exchange, or any automatic or mandatory exchange of, the Offered Debt Securities into other securities or property (including securities of other issuers) of the Company;
 (10) if other than denominations of $1,000 and any integral multiple thereof;
 (11) the denominations in which any of such Securities will be issuable;
 (12) if the amount of principal of or any premium or interest on any of such Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined; (13) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any of such Securities will be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States of America is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be Outstanding at any time); (14) if the principal of or any premium or interest on any of such Securities is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than those in which such Securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount is to be determined); (15) if other than the entire principal amount thereof, the portion of the principal amount of any of such Securities which will be payable upon declaration of acceleration of the Maturity thereof; (16) if the principal amount payable at the Stated Maturity of any of such Securities will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be Outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined); (17) if applicable, that such Securities, in whole or any specified part, are defeasible pursuant to the provisions of the Indentures described under
"Defeasance and Covenant Defeasance   Defeasance and Discharge" or "Defeasance
and Covenant Defeasance   Covenant Defeasance", or under both such captions;
 (18) whether any of such Securities will be issuable in whole or in part in the form of one or more Global Securities and, if so, the respective Depositaries for such Global Securities, the form of any legend or legends to be borne by any such Global Security in addition to or in lieu of the legend
referred to under "Form, Exchange and Transfer   Global Securities" and, if
different from those described under such caption, any circumstances under which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the names of Persons other than the Depositary for such Global Security or its nominee; (19) any addition to or change in the Events of Default applicable to any of such Securities and any change in the right of the Trustee or the Holders to declare the principal amount of any of such Securities due and payable; (20) any addition to or change in the covenants in the Indentures described under "Certain Restrictive Covenants" applicable to any of such Securities; (21) any restriction or condition on the transferability of such Securities; and (22) any other terms of such Securities not inconsistent with the provisions of the Indentures. (Section
301)

     Securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Certain special United States federal income tax considerations (if any) applicable to Securities sold at an original issue discount may be described in the applicable Prospectus Supplement. In addition, certain special United States federal income tax or other considerations (if any) applicable to any Securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable Prospectus Supplement.

     Since the Company is a holding company, the rights of the Company, and hence the right of creditors of the Company (including the Holders of Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized.

     The Indentures do not contain any provisions that limit the Company's ability to incur indebtedness or that afford Holders of the Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company.

Form, Exchange and Transfer

     The Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable Prospectus Supplement, only in denominations of $1,000 and integral multiples thereof. (Section 302)

     At the option of the Holder, subject to the terms of the Indentures and the limitations applicable to Global Securities, Securities of each series will be exchangeable for other Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount. (Section
305)

     Subject to the terms of the Indentures and the limitations applicable to Global Securities, Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee as Security Registrar. Any transfer agent (in addition to the Security Registrar) initially designated by the Company for any Securities will be named in the applicable Prospectus Supplement. (Section
305) The Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for the Securities of each series. (Section 1002)

     If the Securities of any series (or of any series and specified terms) are to be redeemed in part, the Company will not be required to (i) issue, register the transfer of or exchange any Security of that series (or of that series and specified terms, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Security that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part. (Section 305)

Global Securities

     Some or all of the Securities of any series may be represented, in whole or in part, by one or more Global Securities which will have an aggregate principal amount equal to that of the Securities represented thereby. Each Global Security will be registered in the name of a Depositary or a nominee thereof identified in the applicable Prospectus Supplement, will be deposited with such Depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Indentures.

   Notwithstanding any provision of the Indentures or any Security described herein, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the Indentures, (ii) there shall have occurred and be continuing an Event of Default with respect to the Securities represented by such Global Security or (iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable Prospectus Supplement. All securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct. (Sections 204 and 305)

     As long as the Depositary, or its nominee, is the registered Holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Securities represented thereby for all purposes under the Securities and the Indentures. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated Securities in exchange therefor and will not be considered to be the owners or Holders of such Global Security or any Securities represented thereby for any purpose under the Securities or the Indentures. All payments of principal of and any premium and interest on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

     Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and others matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a Global Security, in some cases, may trade in the Depositary's same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by the Depositary to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a Global Security upon the original issuance thereof may be required to be made in immediately available funds.

Payment and Paying Agents

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a Security on any Interest Payment Date will be made to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. (Section 307)

     Unless otherwise indicated in the applicable Prospectus Supplement, principal of and any premium and interest on the Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as the Company may designate for such purpose from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable Prospectus Supplement, the corporate trust office of the Trustee in The City of New York will be designated as the Company's sole Paying Agent for payments with respect to Securities of each series. Any other Paying Agents initially designated by the Company for the Securities of a particular series will be named in the applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for the Securities of a particular series. (Section 1002)

     All moneys paid by the Company to a Paying Agent for the payment of the principal of or any premium or interest on any Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, and the Holder of such Security thereafter may look only to the Company for payment thereof. (Section 1003)


Certain Covenants

     Limitation on Liens

     The Indentures prohibit the Company and its subsidiaries from directly or indirectly creating, assuming, incurring or permitting to exist any Indebtedness secured by any lien on the capital stock of JP Life or Alexander Hamilton (together, the "Restricted Subsidiaries") unless the Outstanding Securities (and, if the Company so elects, any other Indebtedness of the Company that is not subordinate to the Debt Securities and with respect to which the governing instruments require, or pursuant to which the Company is otherwise obligated, to provide such security) shall be secured equally and ratably with such Indebtedness for at least the time period such other Indebtedness is so secured. (Section 1008)

     "Indebtedness" is defined in the Indentures as the principal of and premium, if any, and interest due on indebtedness of a Person, whether outstanding on the date of the Indentures or thereafter created, incurred or assumed, which is (a) indebtedness for money borrowed, and (b) any amendments, renewals, extensions, modifications and refundings of any such indebtedness. For the purposes of this definition, "indebtedness for money borrowed" means
(i) any obligation of, or any obligation guaranteed by, such Person for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, (ii) any obligation of, or any such obligation guaranteed by, such Person evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses (provided, however, that the deferred purchase price of any other business, property or assets shall not be considered Indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created), and (iii) any obligations of such Person as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which such Person is a party. For purposes of this covenant only, Indebtedness also includes any obligation of, or any obligation guaranteed by, any Person for the payment of amounts due under a swap agreement or similar instrument or agreement, or under a foreign currency hedge, exchange or similar instrument or agreement. (Sections 101 and
1008)

     Limitation on Disposition of Stock of Restricted Subsidiaries

     The Indentures also provide that so long as any Debt Securities are Outstanding and except as described under "Consolidation, Merger and Sale of Assets" below, the Company may not issue, sell, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no ordinary voting rights) of a Restricted Subsidiary, and will not permit a Restricted Subsidiary to issue (other than to the Company) any shares (other than directors' qualifying shares) of, or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no ordinary voting rights) of such Restricted Company, if, after giving effect to any such transaction and the issuances of the maximum number of shares issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, the Company would own, directly or indirectly, less than 80% of the shares of such Restricted Subsidiary (other than preferred stock having no voting rights of any kind); provided, however, that (i) any issuance, sale, transfer or other disposition permitted by the foregoing may only be made for at least a fair market value consideration as determined by the Board of Directors pursuant to a Board Resolution adopted in good faith, and (ii) the foregoing shall not prohibit any such issuance or disposition of securities if required by any law or any regulation or order of any governmental or insurance regulatory authority. Notwithstanding the foregoing, the Company may (i) merge or consolidate a Restricted Subsidiary into or with another direct wholly owned Subsidiary of the Company and (ii) subject to "Consolidation, Merger and Sale of Assets" below, sell, transfer or otherwise dispose of the entire capital stock of a Restricted Subsidiary at one time for at least a fair market value consideration as determined by the Board of Directors pursuant to a Board Resolution adopted in good faith. (Section 1009)

Consolidation, Merger and Sale of Assets

     The Company may not consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person (a "successor Person"), and may not permit any Person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, the Company, unless (i) the successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes the Company's obligations on the Securities and under the Indentures, (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, (iii) if, as a result of the transaction, property of the Company would become subject to a lien that would not be permitted under the limitation on liens described above under "Certain Covenants", the Company takes such steps as shall be necessary to secure the Securities equally and ratably with (or prior to) the indebtedness secured by such lien and (iv) certain other conditions are met. (Section 801)

Events of Default

     Each of the following will constitute an Event of Default under the Indentures with respect to Securities of any series: (a) failure to pay principal of or any premium on any Security of that series when due, whether or not such payment is prohibited by the subordination provisions of the Subordinated Indenture in the case of Subordinated Debt Securities;
(b) failure to pay any interest on any Securities of that series when due, continued for 30 days, whether or not such payment is prohibited by the subordination provisions of the Subordinated Indenture in the case of Subordinated Debt Securities; (c) failure to deposit any sinking fund payment, when due, in respect of any Security of that series, whether or not such deposit is prohibited by the subordination provisions of the Indenture in the case of Subordinated Debt Securities; (d) failure to perform any other covenant of the Company in the Indentures (other than a covenant included in the Indentures solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the Trustee, or the Holders of at least 10% in principal amount of the Outstanding Securities of that series, as provided in the Indentures; (e) failure to pay when due (subject to any applicable grace period) the principal of, or acceleration of, any indebtedness for money borrowed by the Company having an aggregate principal amount outstanding of at least $.........., if, in the case of any such failure, such indebtedness has not been discharged or, in the case of any such acceleration, such indebtedness has not been discharged or such acceleration has not been rescinded or annulled, in each case within 10 days after written notice has been given by the Trustee, or the Holders of at least 10% in principal amount of the Outstanding Securities of that series, as provided in the Indentures; and (f) certain events in bankruptcy, insolvency or reorganization. (Section 501)

     If an Event of Default (other than an Event of Default described in clause (f) above) with respect to the Securities of any series at the time Outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series by notice as provided in the Indentures may declare the principal amount of the Securities of that series (or, in the case of any Security that is an Original Issue Discount Security or the principal amount of which is not then determinable, such portion of the principal amount of such Security, or such other amount in lieu of such principal amount, as may be specified in the terms of such Security) to be due and payable immediately. If an Event of Default described in clause (f) above with respect to the Securities of any series at the time Outstanding shall occur, the principal amount of all the Securities of that series (or, in the case of any such Original Issue Discount Security or other Security, such specified amount) will automatically, and without any action by the Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indentures. (Section 502) For information as to waiver of defaults, see "Modification and Waiver".

     Subject to the provisions of the Indentures relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indentures at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of that series. (Section 512)

     No Holder of a Security of any series will have any right to institute any proceeding with respect to the Indentures, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of that series, (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and (iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507) However, such limitations do not apply to a suit instituted by a Holder of a Security for the enforcement of payment of the principal of or any premium or interest on such Security on or after the applicable due date specified in such Security or of the right to exchange such Debt Security in accordance with the terms of the Indentures (if applicable). (Section 508)

     The Company will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indentures and, if so, specifying all such known defaults. (Section 1004)

Modification and Waiver

     Modifications and amendments of the Indentures may be made by the Company and the Trustee with the consent of the Holders of _____% in aggregate principal amount of the Outstanding Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby, (a) change the Stated Maturity of the principal of, or any instalment of principal of or interest on, any Security, (b) reduce the principal amount of, or any premium or interest on, any Security, (c) reduce the amount of principal of an Original Issue Discount Security or any other Security payable upon acceleration of the Maturity thereof, (d) change the place or currency of payment of principal of, or any premium or interest on, any Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Security, (f) adversely change the right to exchange, including adversely changing any automatic or mandatory exchange provisions of, such Debt Security (if applicable), (g) in the case of the Subordinated Indenture, modify the subordination provisions in a manner adverse to the Holders of the Securities, (h) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose Holders is required for modification or amendment of the Indentures,
(i) reduce the percentage in principal amount of Outstanding Securities of any series necessary for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults or (j) modify such provisions with respect to modification and waiver. (Section 902)

     The Holders of _____% in principal amount of the Outstanding Securities of any series may waive compliance by the Company with certain restrictive provisions of the Indentures. (Section 1010) The Holders of a majority in principal amount of the Outstanding Securities of any series may waive any past default under the Indentures, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indentures which cannot be amended without the consent of the Holder of each Outstanding Security of such series affected. (Section 513)

     The Indentures will provide that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given or taken any direction, notice, consent, waiver or other action under the Indentures as of any date, (i) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date, (ii) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable (for example, because it is based on an index), the principal amount of such Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Security and (iii) the principal amount of a Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such Security, of the principal amount of such Security (or, in the case of a Security described in clause (i) or (ii) above, of the amount described in such clause). Certain Securities, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased pursuant to Section 1302, will not be deemed to be Outstanding. (Section 101)

     Except in certain limited circumstances, the Company will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the Indentures, in the manner and subject to the limitations provided in the Indentures. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, such action may be taken only by persons who are Holders of Outstanding Securities of that series on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as may be specified by the Company (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time. (Section 104)

Defeasance and Covenant Defeasance

     If and to the extent indicated in the applicable Prospectus Supplement, the Company may elect, at its option at any time, to have the provisions of
Section 1302, relating to defeasance and discharge of indebtedness, or Section 1303, relating to defeasance of certain restrictive covenants in the Indentures, applied to the Securities of any series, or to any specified part of a series. (Section 1301)

     Defeasance and Discharge. The Indentures will provide that, upon the Company's exercise of its option (if any) to have Section 1302 applied to any Securities, the Company will be discharged from all its obligations, and with respect to Subordinated Debt Securities the provisions of Article Fourteen of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Securities (except for certain obligations to exchange or register the transfer of Securities, to replace stolen, lost or mutilated Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Securities on the respective Stated Maturities in accordance with the terms of the Indentures and such Securities. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Sections 1302 and 1304)

     Defeasance of Certain Covenants. The Indentures will provide upon the Company's exercise of its option (if any) to have Section 1303 applied to any Securities, the Company may omit to comply with certain restrictive covenants, including those described under "Certain Covenants" and in the last sentence under "Consolidation, Merger and Sale of Assets" and any that may be described in the applicable Prospectus Supplement, and the occurrence of certain Events of Default, which are described above in clause (d) (with respect to such restrictive covenants) and clause (e) under "Events of Default" and any that may be described in the applicable Prospectus Supplement, will be deemed not to be or result in an Event of Default and in the case of the Subordinated Indenture the provisions of Article Fourteen relating to subordination will cease to be effective, in each case with respect to such Securities. The Company, in order to exercise such option, will be required to deposit, in trust for the benefit of the Holders of such Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Securities on the respective Stated Maturities in accordance with the terms of the Indentures and such Securities. The Company will also be required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that Holders of such Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event the Company exercised this option with respect to any Securities and such Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Securities upon any acceleration resulting from such Event of Default.
In such case, the Company would remain liable for such payments. (Sections 1303 and 1304)

Exchangeable Debt Securities

     The terms on which Debt Securities of any series are exchangeable for other securities of or held by the Company (including securities of other issuers) will be set forth in the Prospectus Supplement relating thereto. Such terms shall include provisions as to whether exchange is mandatory, at the option of the holder or at the option of the Company and may include provisions pursuant to which the number of shares of securities of or held by the Company to be received by the holders of Debt Securities would be calculated according to the market price of such securities as of a time stated in the Prospectus Supplement. (Article Twelve)

Subordination of Subordinated Debt Securities

     Unless otherwise indicated in the Prospectus Supplement, the following provisions will apply to the Subordinated Debt Securities.

     The Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture, be subordinate in right of payment to the prior payment in full of all Senior Debt, including the Senior Debt Securities. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of the Subordinated Debt Securities will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Subordinated Debt Securities. (Section 1502)

     By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are not holders of Senior Debt or Subordinated Debt Securities may recover less, ratably, than the holders of Senior Debt and may recover more, ratably, than the Holders of the Subordinated Debt Securities.

     In the event of the acceleration of the maturity of any Subordinated Debt Securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the Holders of the Subordinated Debt Securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the Subordinated Debt Securities. (Section 1503)

     No payments on account of principal (or premium, if any) or interest, if any, in respect of the Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default. (Section 1504) For purposes of the subordination provisions, the payment, issuance and delivery of cash, property or securities (other than stock and certain subordinated securities of the Company) upon conversion of a Subordinated Debt Security will be deemed to constitute payment on account of the principal of such Subordinated Debt Security.

     "Debt" means (without duplication and without regard to any portion of principal amount that has not accrued and to any interest component thereof (whether accrued or imputed) that is not due and payable) with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; (vi) the maximum fixed redemption or repurchase price of redeemable stock of such Person at the time of determination; and (vii) every obligation of the type referred to in clauses
(i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

     "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent that such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Subordinated Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Subordinated Debt Securities or to other Debt which is pari passu with, or subordinated to the Subordinated Debt Securities; provided, however, that Senior Debt shall not be deemed to include (i) the Subordinated Debt Securities or (ii) the Debt referred to in clause (vi) of the definition of Debt.

     The Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Debt, which may include indebtedness that is senior to the Subordinated Debt Securities, but subordinate to other obligations of the Company. The Senior Debt Securities, when issued, will constitute Senior Debt.

     The Prospectus Supplement may further describe the provisions, if any, applicable to the subordination of the Subordinated Debt Securities of a particular series.

Notices

     Notices to Holders of Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register. (Sections 101 and
106)

Title

     The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name a Security is registered as the absolute owner thereof (whether or not such Security may be overdue) for the purpose of making payment and for all other purposes. (Section 308)

Governing Law

     The Indentures and the Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 112)

     [Describe briefly any material relationships between the Trustee and the Company or any of its affiliates, including any other indenture of the Company (or any other obligor on the Securities) under which the Trustee serves as trustee.] Upon the occurrence of an Event of Default or an event which, after notice or lapse of time or both, would become an Event of Default under a Series of Senior Debt Securities or Subordinated Debt Securities, or upon the occurrence of a default under such other indenture, the Trustee may be deemed to have a conflicting interest with respect to the Senior Debt Securities or the Subordinated Debt Securities for purposes of the Trust Indenture Act of 1939 and, accordingly, may be required to resign as Trustee under the Senior Indenture or the Subordinated Indenture. In that event, the Company would be required to appoint a successor Trustee.

                    DESCRIPTION OF WARRANTS

     The Company may issue Warrants to purchase Debt Securities ("Debt Warrants"). Warrants may be issued independently or together with any Securities and may be attached to or separate from such Securities. The Warrants are to be issued under warrant agreements (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to Warrants being offered pursuant thereto.

Debt Warrants

     The applicable Prospectus Supplement will describe the terms of Debt Warrants offered thereby, the Warrant Agreement relating to such Debt Warrants and the debt warrant certificates representing such Debt Warrants, including the following: (1) the title of such Debt Warrants; (2) the aggregate number of such Debt Warrants; (3) the price or prices at which such Debt Warrants will be issued; (4) the currency or currencies, including composite currencies or currency units, in which the price of such Debt Warrants may be payable;
(5) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants, and the procedures and conditions relating to the exercise of such Debt Warrants; (6) the designation and terms of any related Debt Securities with which such Debt Warrants are issued, and the number of such Debt Warrants issued with each such Debt Security; (7) the currency or currencies, including composite currencies or currency units, in which the principal of (or premium, if any), or interest, if any, on the Debt Securities purchasable upon exercise of such Debt Warrants will be payable; (8) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable;
(9) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant, and the price at which and the currency, including composite currency or currency unit, in which such principal amount of Debt Securities may be purchased upon such exercise; (10) the date on which the right to exercise such Debt Warrants shall commence, and the date on which such right shall expire; (11) the maximum or minimum number of such Debt Warrants which may be exercised at any time; (12) a discussion of material federal income tax considerations, if any; and (13) any other terms of such Debt Warrants and terms, procedures and limitations relating to the exercise of such Debt Warrants.

     Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations, and Debt Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of (or premium, if any) or interest, if any, on the Debt Securities purchasable upon such exercise.

Exercise of Warrants

     Each Warrant will entitle the holder of Warrants to purchase for cash such principal amount of Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the Prospectus Supplement relating to the Warrants offered thereby. After the close of business on the expiration date, unexercised Warrants will become void.

     Warrants may be exercised as set forth in the Prospectus Supplement relating to the Warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward the Securities purchasable upon such exercise. If less than all of the Warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining Warrants.

                      PLAN OF DISTRIBUTION

     The Company may sell Securities to one or more underwriters for public offering and sale by them or may sell Securities to investors or other persons directly or through agents. The Company may sell Securities as soon as practicable after effectiveness of the Registration Statement, provided that favorable market conditions exist. Any such underwriter or agent involved in the offer and sale of the Securities will be named in an applicable Prospectus Supplement.

     Underwriters may offer and sell the Securities at a fixed price or prices, which may be changed, or at prices related to prevailing market prices or at negotiated prices. The Company also may, from time to time, authorize firms acting as the Company's agents to offer and sell the Securities upon the terms and conditions as shall be set forth in any Prospectus Supplement. In connection with the sale of Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

     Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company for certain expenses.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, or be customers of, the Company in the ordinary course of business.

                   VALIDITY OF THE SECURITIES

     Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Debt Securities and Warrants, if any, offered hereby will be passed upon for the Company by Robert A. Reed, Esq., Vice President, Secretary and Associate General Counsel of the Company, and for any agents or underwriters by Sullivan & Cromwell, 125 Broad Street, New York, New York 10004. Sullivan & Cromwell may rely upon the opinion of Robert A. Reed, Esq. or other designated counsel as to certain matters governed by North Carolina law.

                            EXPERTS

     The consolidated financial statements and schedules of the Company and its subsidiaries as of December 31, 1994 and 1993, and for each of the years in the three year period ended December 31, 1994, incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by McGladrey & Pullen, LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firms as experts in accounting and auditing. Reference is made to said report, which includes an explanatory paragraph with respect to the change in method of accounting for investments during 1994, as explained in Note 2 in the combined financial statements and the change in method of accounting for postretirement benefits other than pensions in 1993 as explained in Note 11 in the combined financial statements.

     With respect to the unaudited interim financial information to be incorporated by reference in this Prospectus, the independent certified public accountants may report that they applied limited procedures in accordance with professional standards for a review of such information. However, any separate report included in the Company's Quarterly Reports on Form 10-Q and incorporated by reference herein will state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on any report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for any report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

     The combined financial statements of Alexander Hamilton Life Insurance Company of America, First Alexander Hamilton Life Insurance Company and Alexander Hamilton Capital Management, Inc. incorporated by reference in this prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.


                           PART II

            INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     SEC registration fee..............................   $103,448
     Rating agency fees................................
     Listing fees and expenses.........................
     Legal fees and expenses...........................
     Blue sky fees and expenses........................
     Accounting fees and expenses......................
     Printing and engraving expenses...................
     Trustee's fees and expenses.......................
     Miscellaneous.....................................
               Total...................................

Item 15.  Indemnification of Directors and Officers

     Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statutes provide that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided by statute that the director or officer meets certain standards of conduct, provided that when a director of officer is adjudged liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by the individual, the corporation may not indemnify the individual. A director or officer of a corporation who is a party to a proceeding may also apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. A corporation may, in its articles of corporation or bylaws or by contract or resolution, provide indemnification to its directors and officers in addition to that provided by statute, subject to certain conditions.

     In May 1988, the shareholders of Registrant approved an amendment to the Articles of Incorporation of the Registrant eliminating the personal liability of each director of the Corporation to the fullest extent permitted by the provisions of the Business Corporation Act of the State of North Carolina, as the same may from time to time be in effect.

     Registrant, pursuant to resolution of its Board of Directors, agrees to indemnify the officers and directors of Registrant, against any liability to the extent permitted by law. That resolution reads as follows:

     1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including all appeals, by reason of the fact that he/she is or was a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise, or as a committee member, trustee, or administrator under an employee benefit plan (all such persons hereinafter sometimes referred to as "employee"), against expenses (including attorney's fees), judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by such employee in connection with such action, suit or proceeding, except that no indemnification shall be made in respect of any liability or litigation expenses which such employee may incur on account of that employee's activities which were at the time taken known or believed by that employee to be clearly in conflict with the best interests of the Corporation. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the employee knew or believed the activities were clearly in conflict with the best interests of the Corporation.

     2. Any indemnification under Section 1 (unless ordered by court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the employee is proper in the circumstances because the employee did not know or believe, at the time, that the activities were clearly in conflict with the best interests of the Corporation. Such determination shall be made (a) by a majority vote of directors acting at a meeting at which a quorum is present, or (b) if such a quorum is not obtainable (or even if obtainable), a majority of directors so direct, by independent legal counsel (compensated by the Corporation) in written opinion, or (c) by the affirmative vote of the holders of a majority of the shares entitled to vote in the election of directors.

     3. Expenses of each employee indemnified hereunder incurred in defending a civil, criminal, administrative, or investigative action, suit, or proceeding (including all appeals), or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the Board of Directors, upon receipt of an undertaking by or on behalf of the employee, to repay such amount unless it shall ultimately be determined that the employee is entitled to be indemnified by the Corporation.

     4. The indemnification provided by this Resolution shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled as a matter of law, any agreement, vote of shareholders, any insurance purchased by the Corporation, or otherwise, both as to action in the employee's official capacity and as to action in another capacity while holding such office, and shall continue as to an employee who has ceased to be director, officer, or employee and shall inure to the benefit of the heirs, executors, and administrators of such an employee.

     5. The Corporation may purchase and maintain insurance on behalf of any employee who is or was a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, or employee of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the employee and incurred by the employee in any such capacity, or arising out of the employee's status as such, whether or not the Corporation would have the power to indemnify the employee against such liability under the provisions of this Resolution or of the North Carolina Business Corporation Act.

     Section 8 of the Underwriting Agreement filed as Exhibit 1 hereto also contains certain provisions pursuant to which certain officers, directors and controlling persons of the Company may be entitled to be indemnified by the underwriters named herein.

Item 16.  Exhibits

     A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.


Item 17.    Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i)  To include any prospectus required by Section
     10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)   The undersigned Registrant hereby undertakes that:

           (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

           (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                          SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, the State of North Carolina, on this 17th day of October, 1995.


                      Jefferson-Pilot Corporation
                      (Registrant)


            /s/ David A. Stonecipher
            David A. Stonecipher, President and CEO


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                Title               Date


/s/ David A. Stonecipher President and Chief       October 17, 1995
David A. Stonecipher     Executive Officer
                         (Principal Executive Officer)


/s/ Dennis R. Glass      Executive Vice President  October 17, 1995
Dennis R. Glass          Chief Financial Officer
                        (Principal Financial Officer)


/s/ Reggie D. Adamson    Senior Vice President -   October 17, 1995
Reggie D. Adamson        Finance
                        (Principal Accounting Officer)



     Thomas M. Belk, William E. Blackwell, Edwin B. Borden, William H. Cunningham, C. Randolph Ferguson, Robert G. Greer, George W. Henderson, III, Hugh L. McColl, Jr., E. S. Melvin, William Porter Payne, Donald S. Russell, Jr., Robert H. Spilman, David A. Stonecipher, and Martha Ann Walls, each as a Director.*

*By his signature set forth below, Robert A. Reed has signed this Registration Statement as attorney for the persons noted above, in the capacities above stated, pursuant to powers of attorney filed with the Securities and Exchange Commission as Exhibit 24 to this Registration Statement.



Date:  October 17, 1995



                   /s/ Robert A. Reed
                Robert A. Reed, Attorney-In-Fact
                         EXHIBIT INDEX

                                                          Sequentially
Exhibit No.                 Description                    Numbered Page

     1            Form of Underwriting Agreement (to be
                 supplied by amendment)

     4 Indenture between Jefferson-Pilot Corporation and _____________________, as Trustee (to be
                 supplied by amendment)

     5           Opinion of Robert A. Reed, Esq., Vice
                  President, Secretary and Associate General
                  Counsel of the Corporation (to be supplied by amendment)

    12            Computation of Ratio of Earnings to Fixed
                  Charges (to be supplied by amendment)

   23(a)          Consent of McGladrey & Pullen, LLP                 27

   23(b)          Consent of Arthur Andersen LLP                     28

   23(c)          Consent of Counsel (included in Exhibit 5)
                  (to be supplied by amendment)

   24             Powers of Attorney for certain officers and        29-42
                  directors of the Company

   25             Form T-1, Statement of Eligibility of Trustee
                  (to be supplied by amendment)
                                                  EXHIBIT 23(a)


                INDEPENDENT AUDITOR'S CONSENT



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 and the related Prospectus of our report, dated February 7, 1995, which appears on page 59 of the 1994 Annual Report to Shareholders and is incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1994.


                           /s/ McGladrey & Pullen, LLP

                           McGLADREY & PULLEN, LLP
                           Certified Public Accountants

Greensboro, North Carolina
October 17, 1995






           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report on the combined financial statements of Alexander Hamilton Life Insurance Company of America, First Alexander Hamilton Life Insurance Company and Alexander Hamilton Capital Management, Inc. dated January 30, 1995 (except with respect to the matter discussed in Note 1, as to which the date is September 22, 1995) included in Jefferson-Pilot Corporation's Form 8-K dated October 17, 1995 and to all references to our Firm included in this Registration Statement.


                           /s/ Arthur Andersen LLP


                           Arthur Andersen LLP



October 17, 1995



EXHIBIT 24

EXHIBIT 24

                      POWER OF ATTORNEY

KNOW BY ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Jefferson-Pilot Corporation, a corporation organized and existing under the laws of North Carolina, does hereby constitute and appoint John D. Hopkins, Robert A. Reed, and J. Gregory Poole, and each of them (with full power of substitution to appoint any Senior Officer, Vice President, Secretary or Assistant Secretary of the Company) as his true and lawful attorney and agent, to do any and all acts and things and to execute any and all instruments which said attorney and agent may deem necessary or advisable:

(i) to enable the said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the said Securities Act of $350,000,000 of debt securities of said corporation, ("JP Securities"), including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as officer and/or director of the said corporation to a registration statement or to any amendment thereto filed with the Securities and Exchange Commission in respect to said JP Securities and to any instrument or document filed as part of, as an exhibit to or in connection with, said registration statement or amendment; and

(ii) to register or qualify said JP Securities for sale under the securities or Blue Sky Laws of all such States as may be necessary or appropriate to permit therein the offering and sale of said JP Securities as contemplated by said registration statement, including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as an officer and/or director of said corporation to any application, statement, petition, prospectus, notice or other instrument or document, or to any amendment thereto, or to any exhibit filed as a part thereto or in connection therewith, which is required to be signed by the undersigned and to be filed with the public authority or authorities administering said securities or Blue Sky Laws for the purpose of so registering or qualifying said JP Securities;

and the undersigned does hereby ratify and confirm as his own act and deed all that said attorney and agent (or the substitute) shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents this 31st day of July 1995.


                           /s/ Thomas M. Belk                   (SEAL)
                                Name:  Thomas M. Belk
                           Date:  July 31, 1995
EXHIBIT 24

                      POWER OF ATTORNEY

KNOW BY ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Jefferson-Pilot Corporation, a corporation organized and existing under the laws of North Carolina, does hereby constitute and appoint John D. Hopkins, Robert A. Reed, and J. Gregory Poole, and each of them (with full power of substitution to appoint any Senior Officer, Vice President, Secretary or Assistant Secretary of the Company) as his true and lawful attorney and agent, to do any and all acts and things and to execute any and all instruments which said attorney and agent may deem necessary or advisable:

(i) to enable the said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the said Securities Act of $350,000,000 of debt securities of said corporation, ("JP Securities"), including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as officer and/or director of the said corporation to a registration statement or to any amendment thereto filed with the Securities and Exchange Commission in respect to said JP Securities and to any instrument or document filed as part of, as an exhibit to or in connection with, said registration statement or amendment; and

(ii) to register or qualify said JP Securities for sale under the securities or Blue Sky Laws of all such States as may be necessary or appropriate to permit therein the offering and sale of said JP Securities as contemplated by said registration statement, including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as an officer and/or director of said corporation to any application, statement, petition, prospectus, notice or other instrument or document, or to any amendment thereto, or to any exhibit filed as a part thereto or in connection therewith, which is required to be signed by the undersigned and to be filed with the public authority or authorities administering said securities or Blue Sky Laws for the purpose of so registering or qualifying said JP Securities;

and the undersigned does hereby ratify and confirm as his own act and deed all that said attorney and agent (or the substitute) shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents this 31st day of July 1995.


                           /s/ William E. Blackwell              (SEAL)
                                Name:  William E. Blackwell
                           Date:  July 31,  1995

EXHIBIT 24

                      POWER OF ATTORNEY

KNOW BY ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Jefferson-Pilot Corporation, a corporation organized and existing under the laws of North Carolina, does hereby constitute and appoint John D. Hopkins, Robert A. Reed, and J. Gregory Poole, and each of them (with full power of substitution to appoint any Senior Officer, Vice President, Secretary or Assistant Secretary of the Company) as his true and lawful attorney and agent, to do any and all acts and things and to execute any and all instruments which said attorney and agent may deem necessary or advisable:

(i) to enable the said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the said Securities Act of $350,000,000 of debt securities of said corporation, ("JP Securities"), including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as officer and/or director of the said corporation to a registration statement or to any amendment thereto filed with the Securities and Exchange Commission in respect to said JP Securities and to any instrument or document filed as part of, as an exhibit to or in connection with, said registration statement or amendment; and

(ii) to register or qualify said JP Securities for sale under the securities or Blue Sky Laws of all such States as may be necessary or appropriate to permit therein the offering and sale of said JP Securities as contemplated by said registration statement, including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as an officer and/or director of said corporation to any application, statement, petition, prospectus, notice or other instrument or document, or to any amendment thereto, or to any exhibit filed as a part thereto or in connection therewith, which is required to be signed by the undersigned and to be filed with the public authority or authorities administering said securities or Blue Sky Laws for the purpose of so registering or qualifying said JP Securities;

and the undersigned does hereby ratify and confirm as his own act and deed all that said attorney and agent (or the substitute) shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents this 31st day of July 1995.

                           /s/ Edwin B. Borden                   (SEAL)
                                Name:  Edwin B. Borden
                           Date:  July 31,  1995
EXHIBIT 24

                      POWER OF ATTORNEY

KNOW BY ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Jefferson-Pilot Corporation, a corporation organized and existing under the laws of North Carolina, does hereby constitute and appoint John D. Hopkins, Robert A. Reed, and J. Gregory Poole, and each of them (with full power of substitution to appoint any Senior Officer, Vice President, Secretary or Assistant Secretary of the Company) as his true and lawful attorney and agent, to do any and all acts and things and to execute any and all instruments which said attorney and agent may deem necessary or advisable:

(i) to enable the said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the said Securities Act of $350,000,000 of debt securities of said corporation, ("JP Securities"), including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as officer and/or director of the said corporation to a registration statement or to any amendment thereto filed with the Securities and Exchange Commission in respect to said JP Securities and to any instrument or document filed as part of, as an exhibit to or in connection with, said registration statement or amendment; and

(ii) to register or qualify said JP Securities for sale under the securities or Blue Sky Laws of all such States as may be necessary or appropriate to permit therein the offering and sale of said JP Securities as contemplated by said registration statement, including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as an officer and/or director of said corporation to any application, statement, petition, prospectus, notice or other instrument or document, or to any amendment thereto, or to any exhibit filed as a part thereto or in connection therewith, which is required to be signed by the undersigned and to be filed with the public authority or authorities administering said securities or Blue Sky Laws for the purpose of so registering or qualifying said JP Securities;

and the undersigned does hereby ratify and confirm as his own act and deed all that said attorney and agent (or the substitute) shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents this 31st day of July 1995.


                           /s/ William H. Cunningham, Jr.       (SEAL)
                                Name:  William H. Cunningham, Jr.
                           Date:  July 31, 1995
EXHIBIT 24

                      POWER OF ATTORNEY

KNOW BY ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Jefferson-Pilot Corporation, a corporation organized and existing under the laws of North Carolina, does hereby constitute and appoint John D. Hopkins, Robert A. Reed, and J. Gregory Poole, and each of them (with full power of substitution to appoint any Senior Officer, Vice President, Secretary or Assistant Secretary of the Company) as his true and lawful attorney and agent, to do any and all acts and things and to execute any and all instruments which said attorney and agent may deem necessary or advisable:

(i) to enable the said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the said Securities Act of $350,000,000 of debt securities of said corporation, ("JP Securities"), including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as officer and/or director of the said corporation to a registration statement or to any amendment thereto filed with the Securities and Exchange Commission in respect to said JP Securities and to any instrument or document filed as part of, as an exhibit to or in connection with, said registration statement or amendment; and

(ii) to register or qualify said JP Securities for sale under the securities or Blue Sky Laws of all such States as may be necessary or appropriate to permit therein the offering and sale of said JP Securities as contemplated by said registration statement, including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as an officer and/or director of said corporation to any application, statement, petition, prospectus, notice or other instrument or document, or to any amendment thereto, or to any exhibit filed as a part thereto or in connection therewith, which is required to be signed by the undersigned and to be filed with the public authority or authorities administering said securities or Blue Sky Laws for the purpose of so registering or qualifying said JP Securities;

and the undersigned does hereby ratify and confirm as his own act and deed all that said attorney and agent (or the substitute) shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents this 31st day of July 1995.


                           /s/ C. Randolph Ferguson              (SEAL)
                                Name:  C. Randolph Ferguson
                           Date:  July 31, 1995
EXHIBIT 24


                      POWER OF ATTORNEY

KNOW BY ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Jefferson-Pilot Corporation, a corporation organized and existing under the laws of North Carolina, does hereby constitute and appoint John D. Hopkins, Robert A. Reed, and J. Gregory Poole, and each of them (with full power of substitution to appoint any Senior Officer, Vice President, Secretary or Assistant Secretary of the Company) as his true and lawful attorney and agent, to do any and all acts and things and to execute any and all instruments which said attorney and agent may deem necessary or advisable:

(i) to enable the said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the said Securities Act of $350,000,000 of debt securities of said corporation, ("JP Securities"), including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as officer and/or director of the said corporation to a registration statement or to any amendment thereto filed with the Securities and Exchange Commission in respect to said JP Securities and to any instrument or document filed as part of, as an exhibit to or in connection with, said registration statement or amendment; and

(ii) to register or qualify said JP Securities for sale under the securities or Blue Sky Laws of all such States as may be necessary or appropriate to permit therein the offering and sale of said JP Securities as contemplated by said registration statement, including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as an officer and/or director of said corporation to any application, statement, petition, prospectus, notice or other instrument or document, or to any amendment thereto, or to any exhibit filed as a part thereto or in connection therewith, which is required to be signed by the undersigned and to be filed with the public authority or authorities administering said securities or Blue Sky Laws for the purpose of so registering or qualifying said JP Securities;

and the undersigned does hereby ratify and confirm as his own act and deed all that said attorney and agent (or the substitute) shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents this 31st day of July 1995.


                           /s/ Robert G. Greer                  (SEAL)
                                Name:  Robert G. Greer
                           Date:  July 31, 1995
EXHIBIT 24

                      POWER OF ATTORNEY

KNOW BY ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Jefferson-Pilot Corporation, a corporation organized and existing under the laws of North Carolina, does hereby constitute and appoint John D. Hopkins, Robert A. Reed, and J. Gregory Poole, and each of them (with full power of substitution to appoint any Senior Officer, Vice President, Secretary or Assistant Secretary of the Company) as his true and lawful attorney and agent, to do any and all acts and things and to execute any and all instruments which said attorney and agent may deem necessary or advisable:

(i) to enable the said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the said Securities Act of $350,000,000 of debt securities of said corporation, ("JP Securities"), including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as officer and/or director of the said corporation to a registration statement or to any amendment thereto filed with the Securities and Exchange Commission in respect to said JP Securities and to any instrument or document filed as part of, as an exhibit to or in connection with, said registration statement or amendment; and

(ii) to register or qualify said JP Securities for sale under the securities or Blue Sky Laws of all such States as may be necessary or appropriate to permit therein the offering and sale of said JP Securities as contemplated by said registration statement, including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as an officer and/or director of said corporation to any application, statement, petition, prospectus, notice or other instrument or document, or to any amendment thereto, or to any exhibit filed as a part thereto or in connection therewith, which is required to be signed by the undersigned and to be filed with the public authority or authorities administering said securities or Blue Sky Laws for the purpose of so registering or qualifying said JP Securities;

and the undersigned does hereby ratify and confirm as his own act and deed all that said attorney and agent (or the substitute) shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents this 31st day of July 1995.


                           /s/ George W. Henderson, III          (SEAL)
                                Name:  George W. Henderson, III
                           Date:  July 31, 1995
EXHIBIT 24

                      POWER OF ATTORNEY

KNOW BY ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Jefferson-Pilot Corporation, a corporation organized and existing under the laws of North Carolina, does hereby constitute and appoint John D. Hopkins, Robert A. Reed, and J. Gregory Poole, and each of them (with full power of substitution to appoint any Senior Officer, Vice President, Secretary or Assistant Secretary of the Company) as his true and lawful attorney and agent, to do any and all acts and things and to execute any and all instruments which said attorney and agent may deem necessary or advisable:

(i) to enable the said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the said Securities Act of $350,000,000 of debt securities of said corporation, ("JP Securities"), including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as officer and/or director of the said corporation to a registration statement or to any amendment thereto filed with the Securities and Exchange Commission in respect to said JP Securities and to any instrument or document filed as part of, as an exhibit to or in connection with, said registration statement or amendment; and

(ii) to register or qualify said JP Securities for sale under the securities or Blue Sky Laws of all such States as may be necessary or appropriate to permit therein the offering and sale of said JP Securities as contemplated by said registration statement, including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as an officer and/or director of said corporation to any application, statement, petition, prospectus, notice or other instrument or document, or to any amendment thereto, or to any exhibit filed as a part thereto or in connection therewith, which is required to be signed by the undersigned and to be filed with the public authority or authorities administering said securities or Blue Sky Laws for the purpose of so registering or qualifying said JP Securities;

and the undersigned does hereby ratify and confirm as his own act and deed all that said attorney and agent (or the substitute) shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents this 21st day of August 1995.


                           /s/ Hugh L. McColl, Jr.              (SEAL)
                                Name:  Hugh L. McColl, Jr.
                           Date:  August 21, 1995
EXHIBIT 24

                      POWER OF ATTORNEY

KNOW BY ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Jefferson-Pilot Corporation, a corporation organized and existing under the laws of North Carolina, does hereby constitute and appoint John D. Hopkins, Robert A. Reed, and J. Gregory Poole, and each of them (with full power of substitution to appoint any Senior Officer, Vice President, Secretary or Assistant Secretary of the Company) as his true and lawful attorney and agent, to do any and all acts and things and to execute any and all instruments which said attorney and agent may deem necessary or advisable:

(i) to enable the said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the said Securities Act of $350,000,000 of debt securities of said corporation, ("JP Securities"), including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as officer and/or director of the said corporation to a registration statement or to any amendment thereto filed with the Securities and Exchange Commission in respect to said JP Securities and to any instrument or document filed as part of, as an exhibit to or in connection with, said registration statement or amendment; and

(ii) to register or qualify said JP Securities for sale under the securities or Blue Sky Laws of all such States as may be necessary or appropriate to permit therein the offering and sale of said JP Securities as contemplated by said registration statement, including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as an officer and/or director of said corporation to any application, statement, petition, prospectus, notice or other instrument or document, or to any amendment thereto, or to any exhibit filed as a part thereto or in connection therewith, which is required to be signed by the undersigned and to be filed with the public authority or authorities administering said securities or Blue Sky Laws for the purpose of so registering or qualifying said JP Securities;

and the undersigned does hereby ratify and confirm as his own act and deed all that said attorney and agent (or the substitute) shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents this 31st day of July 1995.


                           /s/ E. S. Melvin                   (SEAL)
                                Name:  E. S. Melvin
                           Date:  July 31, 1995
EXHIBIT 24

                      POWER OF ATTORNEY

KNOW BY ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Jefferson-Pilot Corporation, a corporation organized and existing under the laws of North Carolina, does hereby constitute and appoint John D. Hopkins, Robert A. Reed, and J. Gregory Poole, and each of them (with full power of substitution to appoint any Senior Officer, Vice President, Secretary or Assistant Secretary of the Company) as his true and lawful attorney and agent, to do any and all acts and things and to execute any and all instruments which said attorney and agent may deem necessary or advisable:

(i) to enable the said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the said Securities Act of $350,000,000 of debt securities of said corporation, ("JP Securities"), including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as officer and/or director of the said corporation to a registration statement or to any amendment thereto filed with the Securities and Exchange Commission in respect to said JP Securities and to any instrument or document filed as part of, as an exhibit to or in connection with, said registration statement or amendment; and

(ii) to register or qualify said JP Securities for sale under the securities or Blue Sky Laws of all such States as may be necessary or appropriate to permit therein the offering and sale of said JP Securities as contemplated by said registration statement, including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as an officer and/or director of said corporation to any application, statement, petition, prospectus, notice or other instrument or document, or to any amendment thereto, or to any exhibit filed as a part thereto or in connection therewith, which is required to be signed by the undersigned and to be filed with the public authority or authorities administering said securities or Blue Sky Laws for the purpose of so registering or qualifying said JP Securities;

and the undersigned does hereby ratify and confirm as his own act and deed all that said attorney and agent (or the substitute) shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents this 8th day of August 1995.


                           /s/ William P. Payne                 (SEAL)
                                Name:  William P. Payne
                           Date:  August 8, 1995
EXHIBIT 24

                      POWER OF ATTORNEY

KNOW BY ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Jefferson-Pilot Corporation, a corporation organized and existing under the laws of North Carolina, does hereby constitute and appoint John D. Hopkins, Robert A. Reed, and J. Gregory Poole, and each of them (with full power of substitution to appoint any Senior Officer, Vice President, Secretary or Assistant Secretary of the Company) as his true and lawful attorney and agent, to do any and all acts and things and to execute any and all instruments which said attorney and agent may deem necessary or advisable:

(i) to enable the said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the said Securities Act of $350,000,000 of debt securities of said corporation, ("JP Securities"), including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as officer and/or director of the said corporation to a registration statement or to any amendment thereto filed with the Securities and Exchange Commission in respect to said JP Securities and to any instrument or document filed as part of, as an exhibit to or in connection with, said registration statement or amendment; and

(ii) to register or qualify said JP Securities for sale under the securities or Blue Sky Laws of all such States as may be necessary or appropriate to permit therein the offering and sale of said JP Securities as contemplated by said registration statement, including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as an officer and/or director of said corporation to any application, statement, petition, prospectus, notice or other instrument or document, or to any amendment thereto, or to any exhibit filed as a part thereto or in connection therewith, which is required to be signed by the undersigned and to be filed with the public authority or authorities administering said securities or Blue Sky Laws for the purpose of so registering or qualifying said JP Securities;

and the undersigned does hereby ratify and confirm as his own act and deed all that said attorney and agent (or the substitute) shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents this 31st day of July 1995.


                           /s/ Donald S. Russell, Jr.           (SEAL)
                                Name:  Donald S. Russell, Jr.
                           Date:  July 31, 1995
EXHIBIT 24

                      POWER OF ATTORNEY

KNOW BY ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Jefferson-Pilot Corporation, a corporation organized and existing under the laws of North Carolina, does hereby constitute and appoint John D. Hopkins, Robert A. Reed, and J. Gregory Poole, and each of them (with full power of substitution to appoint any Senior Officer, Vice President, Secretary or Assistant Secretary of the Company) as his true and lawful attorney and agent, to do any and all acts and things and to execute any and all instruments which said attorney and agent may deem necessary or advisable:

(i) to enable the said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the said Securities Act of $350,000,000 of debt securities of said corporation, ("JP Securities"), including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as officer and/or director of the said corporation to a registration statement or to any amendment thereto filed with the Securities and Exchange Commission in respect to said JP Securities and to any instrument or document filed as part of, as an exhibit to or in connection with, said registration statement or amendment; and

(ii) to register or qualify said JP Securities for sale under the securities or Blue Sky Laws of all such States as may be necessary or appropriate to permit therein the offering and sale of said JP Securities as contemplated by said registration statement, including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as an officer and/or director of said corporation to any application, statement, petition, prospectus, notice or other instrument or document, or to any amendment thereto, or to any exhibit filed as a part thereto or in connection therewith, which is required to be signed by the undersigned and to be filed with the public authority or authorities administering said securities or Blue Sky Laws for the purpose of so registering or qualifying said JP Securities;

and the undersigned does hereby ratify and confirm as his own act and deed all that said attorney and agent (or the substitute) shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents this 31st day of July 1995.


                           /s/ Robert H. Spilman               (SEAL)
                                Name:  Robert H. Spilman
                           Date:  July 31, 1995
EXHIBIT 24

                      POWER OF ATTORNEY

KNOW BY ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Jefferson-Pilot Corporation, a corporation organized and existing under the laws of North Carolina, does hereby constitute and appoint John D. Hopkins, Robert A. Reed, and J. Gregory Poole, and each of them (with full power of substitution to appoint any Senior Officer, Vice President, Secretary or Assistant Secretary of the Company) as his true and lawful attorney and agent, to do any and all acts and things and to execute any and all instruments which said attorney and agent may deem necessary or advisable:

(i) to enable the said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the said Securities Act of $350,000,000 of debt securities of said corporation, ("JP Securities"), including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as officer and/or director of the said corporation to a registration statement or to any amendment thereto filed with the Securities and Exchange Commission in respect to said JP Securities and to any instrument or document filed as part of, as an exhibit to or in connection with, said registration statement or amendment; and

(ii) to register or qualify said JP Securities for sale under the securities or Blue Sky Laws of all such States as may be necessary or appropriate to permit therein the offering and sale of said JP Securities as contemplated by said registration statement, including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as an officer and/or director of said corporation to any application, statement, petition, prospectus, notice or other instrument or document, or to any amendment thereto, or to any exhibit filed as a part thereto or in connection therewith, which is required to be signed by the undersigned and to be filed with the public authority or authorities administering said securities or Blue Sky Laws for the purpose of so registering or qualifying said JP Securities;

and the undersigned does hereby ratify and confirm as his own act and deed all that said attorney and agent (or the substitute) shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents this 31st day of July 1995.


                           /s/ David A. Stonecipher          (SEAL)
                                Name:  David A. Stonecipher
                           Date:  July 31, 1995
EXHIBIT 24

                      POWER OF ATTORNEY

KNOW BY ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of Jefferson-Pilot Corporation, a corporation organized and existing under the laws of North Carolina, does hereby constitute and appoint John D. Hopkins, Robert A. Reed, and J. Gregory Poole, and each of them (with full power of substitution to appoint any Senior Officer, Vice President, Secretary or Assistant Secretary of the Company) as his true and lawful attorney and agent, to do any and all acts and things and to execute any and all instruments which said attorney and agent may deem necessary or advisable:

(i) to enable the said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the said Securities Act of $350,000,000 of debt securities of said corporation, ("JP Securities"), including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as officer and/or director of the said corporation to a registration statement or to any amendment thereto filed with the Securities and Exchange Commission in respect to said JP Securities and to any instrument or document filed as part of, as an exhibit to or in connection with, said registration statement or amendment; and

(ii) to register or qualify said JP Securities for sale under the securities or Blue Sky Laws of all such States as may be necessary or appropriate to permit therein the offering and sale of said JP Securities as contemplated by said registration statement, including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as an officer and/or director of said corporation to any application, statement, petition, prospectus, notice or other instrument or document, or to any amendment thereto, or to any exhibit filed as a part thereto or in connection therewith, which is required to be signed by the undersigned and to be filed with the public authority or authorities administering said securities or Blue Sky Laws for the purpose of so registering or qualifying said JP Securities;

and the undersigned does hereby ratify and confirm as his own act and deed all that said attorney and agent (or the substitute) shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed these presents this 4th day of August 1995.


                           /s/ Martha Ann Walls                (SEAL)
                                Name:  Martha Ann Walls
                           Date:  August 4, 1995




October 18, 1995





VIA EDGAR

Securities and Exchange Commission
ATTENTION:  Filing Desk, Stop 1-4
450 Fifth Street N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

SUBJECT:  Jefferson-Pilot Corporation
          File No. 1-5955

Enclosed herewith is a Registration Statement on Form S-3 for Jefferson-Pilot Corporation, registering
$300 million of debt securities and warrants. The registration fee was wired on October 17 to your account at Mellon Bank.

Please confirm receipt of this filing by notifying the CompuServe mailbox maintained by Jefferson-Pilot.

Very truly yours,



 /s/ Robert A. Reed
Robert A. Reed
Vice President, Secretary
  and Associate General Counsel
Jefferson-Pilot Corporation